Dryden Government Securities Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077




		February 25, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Dryden Government Securities
Trust
	File Nos. 002-74139 and 811-03264

	On behalf of the Dryden Government Securities
Trust, enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule 24f-2
Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.

Very truly
yours,
						/s/    M.
Sadiq Peshimam
						M. Sadiq
Peshimam
Assistant
Treasurer